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As filed with the U.S. Securities and Exchange Commission on February 27, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PASSAGE BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	82-2729751 (I.R.S. Employer Identification Number)

Two Commerce Square
2001 Market Street, 28th Floor
Philadelphia, PA 19103
(267) 866-0311
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bruce Goldsmith, Ph.D.
Chief Executive Officer
Passage Bio, Inc.
Two Commerce Square
2001 Market Street, 28th Floor
Philadelphia, PA 19103
(267) 866-0311
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Effie Toshav, Esq. Robert A. Freedman, Esq. Matthew Rossiter, Esq. Ryan Mitteness, Esq. Fenwick & West LLP 555 California Street San Francisco, CA 94104 (415) 875-2300	Edgar B. Cale, Esq. General Counsel and Corporate Secretary Passage Bio, Inc. Two Commerce Square 2001 Market Street, 28th Floor Philadelphia, PA 19103 (267) 866-0311	Brent B. Siler Jeffrey Libson Divakar Gupta Brian Leaf Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-236214

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an "emerging growth company". See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, $0.0001 par value per share	2,300,000	$18.00	$41,400,000	$5,374

(1)
Represents 2,300,000 additional number of shares being registered, including 300,000 additional shares that the underwriters have the option to purchase, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-236214).

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the initial public offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $207,000,000 on a Registration Statement on Form S-1, as amended (File No. 333-236214), which was declared effective by the Securities and Exchange Commission on February 27, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of shares having a proposed maximum aggregate offering price of $41,400,000 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

           This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

 EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

        Pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Securities Act"), Passage Bio, Inc. ("Registrant") is filing this Registration Statement on Form S-1 (this "Registration Statement") with the Securities and Exchange Commission ("Commission"). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-236214) (the "Prior Registration Statement"), which the Registrant originally filed with the Commission on February 3, 2020, as amended, which the Commission declared effective on February 27, 2020.

        The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 2,300,000 shares, 300,000 of which are subject to purchase upon exercise of the underwriters' option to purchase additional shares of the Registrant's common stock. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

        The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number		Description
5.1	*	Opinion of Fenwick & West LLP

23.1	*	Consent of Independent Registered Public Accounting Firm

23.2	*	Consent of Fenwick & West LLP (included in Exhibit 5.1)

24.1		Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (Registration No. 333-236214)).

*
Filed herewith

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 27th day of February, 2020.

PASSAGE BIO, INC.
By:	/s/ BRUCE GOLDSMITH Bruce Goldsmith, Ph.D. Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRUCE GOLDSMITH Bruce Goldsmith, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2020
/s/ RICHARD MORRIS Richard Morris	Chief Financial Officer (Principal Accounting and Financial Officer)	February 27, 2020
* Tadataka Yamada, M.D.	Chair of the Board of Directors	February 27, 2020
/s/ ATHENA COUNTOURIOTIS Athena Countouriotis, M.D.	Director	February 27, 2020
* Patrick Heron	Director	February 27, 2020
* Saqib Islam	Director	February 27, 2020
* Sandip Kapadia	Director	February 27, 2020
* Liam Ratcliffe M.D., Ph.D.	Director	February 27, 2020

Signature		Title	Date

* Stephen Squinto, Ph.D.		Director	February 27, 2020
* Tom Woiwode, Ph.D.		Director	February 27, 2020
*By	/s/ BRUCE GOLDSMITH Bruce Goldsmith, Ph.D. Attorney-in-fact

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
EXHIBIT INDEX
SIGNATURES